          Graphco-DPI Holding Company, Inc. and Digital Personnel Inc.
                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is entered into by and among Graphco-DPI Holding Company, Inc. ("Subsidiary"), a Delaware Corporation, which is a wholly owned subsidiary of Graphco Technologies, Inc., a New Jersey Corporation ("GTC"), GTC, UTEK Corporation, a Delaware Corporation ("UTEK") and Digital Personnel, Inc. ("DPI"), a Florida Corporation and subsidiary of UTEK.

     WHEREAS, UTEK owns 70% of the outstanding shares of the capital stock of DPI and Caltech owns 30% of the outstanding shares of capital stock of DPI; and

     WHEREAS, DPI has acquired the exclusive worldwide license to make and market a proprietary technology for producing photo-realistic animation of a person speaking ("Technology"), together with certain patent rights, know-how and software related thereto, including without limitation, the US patent application entitled "Method and Apparatus for Synthesizing Realistic Animations of Human Speaking Using a Computer" Inventors: Scott et al. US Patent Application Number 09/074768 (Caltech Number 3209) and the allowance of claim issued by the United States Patent and Trademark Office with respect thereto ("Patent Application"); and

     WHEREAS, the parties desire to provide for the terms and conditions upon which DPI will merge into Subsidiary in a statutory merger ("Merger") in accordance with the Delaware General Corporation Law, as amended ("Delaware Act") and the Florida General Corporation Act, as amended ("Florida Act"), upon consummation of which the assets and business of DPI will be owned by Subsidiary, and all issued and outstanding shares of capital stock of DPI will be exchanged for common stock of GTC, which terms and conditions are set forth more fully herein; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368
     (a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.01 The Merger

         (a) Agreement to Merge. Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, DPI shall be merged with and into Subsidiary in accordance with the provisions of this Agreement and the Delaware Act and Florida Act (the "Merger"); the separate corporate existence of DPI shall cease; and Subsidiary shall continue as the surviving corporation ("Surviving Corporation"). The constituent corporations ("Constituent Corporations") to the Merger are Subsidiary and DPI. The name of the Surviving Corporation, "Graphco-DPI Holding Company, Inc.", shall not be changed by reason of the Merger.

         (b) Effective Time. The Merger shall become effective ("Effective Time") upon filing of a Certificate of Merger ("Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware Act and the filing of the Articles of Merger with the Secretary of State of the State of Florida in accordance with the applicable provisions of the Florida Act.

         (c) Effect of the Merger. At the Effective Time the effect of the Merger shall be as provided herein and as set forth in Section 259 of the Delaware Act and Section 607.231 of the Florida Act. Without limiting the generality of the foregoing and subject thereto, as of the Effective Time, all rights, powers, privileges, franchises, licenses and permits of the Constituent Corporations and all property, real, personal and mixed, shall be vested in the Surviving Corporation; and all debts, duties, liabilities and claims of every kind, character and description of the Constituent Corporations shall be debts, duties, liabilities and claims of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, duties, liabilities and claims had been incurred by it originally. All rights of creditors of the Constituent Corporations and all liens upon property of any Constituent Corporation shall be preserved unimpaired and shall not be altered in any way by reason of the Merger.

         (d) Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368 (a) (1) (A) of the Code and that the Agreement shall constitute a "Plan of Reorganization" within the meaning of Treasury Regulation Section 1.350-2(g).

         (e) Waiver of Notice. Notwithstanding any portion of this Agreement to the contrary, the shareholders of DPI hereby wave any and all notice, presentment or demand for appraisal rights, if any, under applicable law.

         1.02 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of the Constituent Corporations:

         (i) All of the 10,000,000 shares of DPI Stock (as defined in Section 2.01(c) hereof) that are issued and outstanding immediately prior to the Effective Time shall be converted into 143,999 unregistered shares of common stock of GTC, which by agreement of the shareholders of DPI shall be issued to (i) UTEK (100,799 shares); and (ii) Caltech (43,200 shares).

         1.03 Effect of Merger

         (a) Rights in DPI Cease. At and after the Effective Time, UTEK and Caltech, as holders of each certificate of DPI Stock immediately prior to the Merger, shall cease to have any rights as a shareholder of DPI.

         (b) Closure of DPI Stock Records. From and after the Effective Time, the stock transfer books of DPI shall be closed, and there shall be no further registration of stock transfers on the records of DPI.

         1.04 Certificate of Incorporation of the Surviving Corporation. The certificate of Incorporation of the Surviving Corporation shall not be changed by reason of the Merger.

         1.05 Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall not be changed by reason of the Merger.

         1.06 Closing. Subject to the terms and conditions of this Agreement, the Closing of the Merger shall take place via facsimile on the date so designated by the parties, but in no event later than 5PM EST on March 22, 2000 ("Closing Date").


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES


         2.01 General Representations and Warranties of UTEK and DPI. UTEK and DPI represent and warrant to GTC and Subsidiary that the facts set forth below are true and correct:

         (a) Organization. DPI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states, and they have the requisite power and authority to conduct their businesses as presently being conducted and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the Article of Incorporation, By-laws and all minutes of DPI and the Articles of Incorporation, By-laws and the resolutions of the Directors of UTEK approving the Merger have been provided to GTC or Subsidiary and such documents are presently in effect and have not been amended or modified.

         (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of DPI and UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and DPI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of DPI consists of 10,000,000 shares of common stock, par value $.001 per share; at the date hereof, 10,000,000 shares of common stock of DPI were issued and outstanding ("DPI Stock") and no shares were held in its treasury. UTEK owns 7,000,000 shares of DPI Stock and Caltech owns 3,000,000 shares of DPI Stock. All issued and outstanding shares of DPI Stock have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. DPI is not authorized to issue any preferred stock. All dividends on DPI Stock which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of DPI common stock or securities convertible into shares of DPI's common stock to anyone for any reason whatsoever. None of the DPI Stock is subject to any charge, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Merger and the transactions contemplated hereby and thereby will not violate any obligation to which DPI or UTEK is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of DPI and UTEK, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to the best knowledge of DPI or UTEK threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets, prospects, the Patent Application, the License Agreement (as defined below), or the results of the operations of DPI.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by DPI or UTEK with the terms or provisions hereof nor all other documents or agreements contemplated hereby and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, DPI's or UTEK's corporate charter or bylaws, the Patent Application, the License Agreement (as defined below) or any agreement, contract, instrument, order, judgment or decree to which DPI is a party or by which DPI or any of its assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects its assets or business.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by DPI and UTEK or performance of the obligations of DPI and UTEK hereunder or under any other agreement to which DPI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Patent Application, the License Agreement, or any other material right, privilege, license or agreement relating to DPI or its assets or business.

         (h) Title to Assets. Exhibit A set forth a true and complete list of all assets whether real personal, tangible or intangible owned by DPI. DPI has or will by Closing have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever. All of the tangible assets of DPI have been operated in accordance with customary operating practices generally acceptable in its industry and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

          (i)     Intellectual Property.

         a) The Technology is owned by Caltech. Caltech has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect all patents and patent applications (including without limitation the Patent Application) with respect to the Technology;

         b) The Technology was invented by Mr. Scott et al. while they were employed at the Jet Propulsion Laboratory, and they have assigned all of their interests in the Technology (including without limitation their interests in the Patent Application and any patent issued with respect to such Technology) to Caltech;

         c) Exhibit B sets forth a brief description of all of DPI's right, title and interest in and to all intellectual property rights, including but not limited to, inventions (whether patentable or not), discoveries, trade secrets, technology, technical information, proprietary information, processes, know-how, designs, United States and foreign patents and patent applications (and all reissues, divisions, renewals, extensions, provisionals, continuations, and continuations-in-part thereof), trade names, logos, trademarks, service marks, trademark and service marks registrations, copyrights, copyright registrations, and all computer software, data and databases owned by or licensed to DPI (collectively "Intellectual Property"). DPI has good and exclusive licensee interests to the Intellectual Property free and clear of all liens, claims, conditions, charges, equitable interests, or other encumbrances or restrictions. To the best of DPI's knowledge, DPI has not infringed nor is infringing, nor has DPI contributed to or is contributing to the infringement of any Intellectual Property owned or used by another person or entity. However, DPI has not conducted an infringement investigation and provides no warrantees or assurances that the Intellectual Property licensed pursuant to the License Agreement does not or will not infringe any other parties' Intellectual Property. There are no pending or threatened actions against DPI for infringement of any such Intellectual Property. To the best of DPI's knowledge, DPI does not require any rights under any Intellectual Property which it does not either have or have the lawful right to use. The only license which DPI has is that certain license pursuant to the License Agreement dated December 15, 1999 from Caltech to DPI licensing certain Intellectual Property which is more particularly described in Exhibit B ("License Agreement") for the use of certain Intellectual Property. The License Agreement and any other Intellectual Property owned by or licensed by third parties to DPI are (i) in full force and effect and following the consummation of the transactions contemplated by this Agreement shall remain in full force and effect and (ii) legal, valid, binding and enforceable in accordance with their respective terms. Except as disclosed in Exhibit B, DPI is not a party to any license (in or out) with respect to the Intellectual Property. Except as set forth in Exhibit B, DPI is not a party to any agreements which imparts or has imparted an obligation of non-competition, secrecy, confidentiality or non-disclosure upon DPI. DPI is or was not under any obligation of non-competition, secrecy, confidentiality or non-disclosure to any third party.

         (d) To the best knowledge of UTEK and DPI, Caltech is prosecuting the Patent Application in good faith with diligence.

         (e) Except as otherwise expressly set forth in this Agreement, DPI and UTEK make no representations and extend no warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of patent rights in the Patents.

         (j) Liabilities of DPI. DPI has no assets, no liabilities or obligations of any kind, character or description except those created by the License Agreement with Caltech and the Sponsored Research Agreement (Technology Affiliates Program 80-5682), final copies of which have been provided to GTC or Subsidiary and are attached as Exhibit B.

         (k) Financial Statements. The unaudited financial statements of DPI, including a Balance Sheet dated as of the Closing attached as Exhibit C and in all respects is complete and correct and present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. DPI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of DPI except as specifically set forth in the DPI financial statements and Licensing and/or Sponsored Research Agreements with Caltech and NASA's Jet Propulsion Laboratory that is operated by Caltech.

         (l) Taxes. All returns, reports, statements and other similar filings required to be filed by DPI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of DPI for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from DPI by any taxing authority, have been properly paid, except to the extent reflected on Exhibit D where DPI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. DPI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is DPI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. DPI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. DPI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon DPI. DPI is not and has never been a party to any tax sharing agreements with any other person or entity.

         (m) Absence of Certain Changes or Events. From January 1, 1999 to the Closing Date, DPI has not, and without the written consent of GTC or Subsidiary, it will not have:

             (i) Sold, encumbered, assigned, let lapse, or transferred any of its material assets including without limitation its Intellectual Property (including its interest in the Patent Application and the License Agreement) or any other material asset; or

             (ii) Amended or terminated the License Agreement or other material contract or done any act or omitted to do any act which would cause the breach of the License Agreement or any other material contract; or

             (iii) Suffered any damage, destruction or loss whether or not in control of DPI; or

             (iv) Made any commitments or agreements for capital expenditures or otherwise; or

             (v) Entered into any transaction or made any commitment not disclosed to GTC; or

             (vi) Incurred any material obligation or liability for borrowed money; or

             (vii) Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise), assets or liabilities or business of DPI.

         (n) Material Contracts. Exhibit E contains a true and complete list of all contracts, material agreements, and commitments of the following types, whether written or oral to which it is a party or is bound ("Contracts"), has been provided to GTC or Subsidiary and such agreements are in full force and effect without modification or amendment and constitute the legally valid and binding obligations of DPI in accordance with their respective terms and will continue to be valid and enforceable following the Merger. DPI is not in default of any of the Contracts. Except as set forth on Exhibit E, no consent or approval by or notification from or filing with any party is required in connection with this Agreement or transactions contemplated hereby in respect of such Contracts. In addition:

             (i) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to DPI; and

             (ii) There are no outstanding operating agreements, lease agreements or similar agreements by which DPI is bound; and

             (iii) The complete final drafts of the License Agreement, and the Patent Applications with all schedules, exhibits and amendments relating thereto have been provided to GTC; and

             (iv) Except as set forth in Subsection n(iii), above, there are no outstanding licenses to or from others of any Intellectual Property; and

             (v) There are not outstanding contracts or commitments to sell, lease or otherwise dispose of any of DPI's property; and

             (vi) There are no breaches of any Contract.

         (o) Compliance with Laws. DPI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations. DPI owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect and DPI is in full compliance therewith.

         (p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against DPI or the Patents, the Patent Applications, the License Agreement or the Sponsored Research Agreement (Technology Affiliates Program) affecting its assets or business (financial or otherwise), and there is no factual basis therefore and DPI is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (q) Employees. DPI has no and never had any employees. DPI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. DPI is not in violation of any law, regulation or requirement relating to employment of employees.

         (r) Neither DPI or UTEK has any knowledge of any existing or threatened occurrence, action or development which could cause a material adverse effect on DPI or its business, assets or condition (financial or otherwise) or prospects.

         (s) Employee Benefit Plans. There are no and have never been, and there are no commitments to create any employee benefit plans, including without limitation, as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, and there are no outstanding or unfunded liabilities nor will the execution of this Agreement and the actions contemplated herein result in any obligation or liability to any present or former employee.

         (t) Books and Records. The books and records of DPI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

         (u) No Broker's Fees. Neither UTEK nor DPI has incurred any finder's, broker's, investment banking, financial, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated hereby.

         (v) Full Disclosure. All representations or warranties of UTEK and DPI are true, correct and complete in all material respects to the best of our knowledge on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date.

         2.02 General Representations and Warranties of GTC and Subsidiary. GTC and Subsidiary represents and warrants to UTEK and DPI that the facts set forth are true and correct.

         (a) Organization. GTC and Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their respective States, are qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct their business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors of GTC and the Board of Directors and Shareholders of Subsidiary; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital stock of GTC being issued to UTEK and Caltech pursuant to the terms of this Agreement consists of

     143,999 shares of common stock, par value _______ per share ("GTC Stock"). All GTC Stock have been duly and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which GTC or Subsidiary is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of GTC and Subsidiary, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of GTC or Subsidiary.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by GTC and Subsidiary with the terms or provisions thereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which they are a party or by which they or any of their assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects their assets or business.

         (g) Consents. Assuming the correctness of UTEK's and DPI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement and performance of the obligations of GTC and Subsidiary hereunder or under any other agreement to which GTC or Subsidiary is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to GTC and Subsiaiary or their assets or business.

         (h) Financial Statements. The unaudited financial statements of GTC attached as Exhibit F present fairly its financial position and the results of its operations on the dates and for the periods shown therein;

     provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. GTC has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of GTC except as specifically set forth in the GTC financial statements.

         (i) Full Disclosure. All representations or warranties of GTC and Subsidiary are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by them herein or in the exhibits hereto or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect in light of the circumstances in which they were made.

         (j) No Broker's Fees. Except as set forth on Exhibit G, neither GTC nor Subsidiary has incurred any finder's, broker's, investment banking, financial advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated hereby.

         2.03 Investment Representations of UTEK. UTEK represents and warrant to GTC that::

         (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the GTC Stock pursuant to the Merger. It is able to bear the economic risk of the investment in the GTC Stock, including the risk of a total loss of the investment in the GTC Stock. The acquisition of the GTC Stock is for its own account and is for investment and not with a view to the distribution thereof. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares. All information that it has supplied to GTC is true and correct. It has conducted all investigations and due diligence concerning GTC to evaluate the risks inherent in accepting and holding the GTC Stock which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of GTC concerning the GTC Stock and the business and financial condition of and prospects for GTC, and the officers and directors of GTC have adequately answered all questions asked and made all relevant information available to them. UTEK is an "accredited investor," as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended.

         (b) Stock Transfer Restrictions.

                  UTEK acknowledges that the GTC Stock will not be registered and UTEK will not be permitted to sell or otherwise transfer the GTC Stock in any transaction in contravention of the following legend, which will be imprinted in substantially the follow form on the GTC Stock:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT OR AN OPINION OF COUNSEL TO GRAPHCO TECHNOLOGIES, INC. IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


                                   ARTICLE III
                          TRANSACTIONS PRIOR TO CLOSING

         3.01.Corporate Approvals. Prior to Closing, each of the parties shall submit this Agreement to its Board of Directors and shareholders and obtain approval thereof. Copies of corporate actions taken shall be provided to each party.

         3.02 Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

         3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Merger and the transactions contemplated hereby.

         3.04 Covenants. Except as permitted in writing, each party agrees that it will:

          (i) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Merger; and

          (ii) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Merger or the transactions contemplated hereby or upon the business, assets or results of operations; and

          (iii) Not modify its corporate structure, except as necessary or advisable in order to consummate the Merger and the transactions contemplated hereby.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     The obligation of the parties to consummate the Merger and the transactions contemplated hereby are subject to the following conditions that may be waived to the extent permitted by law:

         (a) Each party must obtain the approval of its Board of Directors and DPI and Subsidiary must obtain approval of their respective shareholders in accordance with applicable law, and such approval shall not have been rescinded or restricted; and

         (b) Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Merger and the transactions contemplated hereby; and


         (c) There shall be no claim or litigation instituted or threatened in writing by any person or governmental authority seeking to restrain or prohibit any of the transactions contemplated hereby or challenge the right, title and interest of UTEK in the DPI Stock or the right of DPI or UTEK to consummate the Merger contemplated hereunder; and

         (d) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time; and

         (e) The Patent Application has been prosecuted in good faith with reasonable diligence.

         (f) The License Agreement is valid and in full force and effect without any default therein and consent to the transfer of the License Agreement to Subsidiary shall have been given in writing by Caltech.

         (g) Immediately prior to the execution of this Agreement, DPI will pay $200,000 to Caltech to cover fifty percent (50%) of the required sponsored research program for refinement of the technology pursuant to the terms of the Sponsorship Agreement ("Research Payment"). GTC agrees to pay the remaining portion of the Research Payment to Caltech on or before December 1st, 2000.

         (h) GTC or Subsidiary shall have received at or prior to closing each of the following:

          i. the stock certificates representing the DPI Stock, duly endorsed (or accompanied by duly executed stock powers) by UTEK and Caltech for cancellation;

          ii. all technical data, literature and other documentation relating to the DPI's business, all in form and substance satisfactory to GTC and/or the Subsidiary;

          iii. such contracts, files and other data and documents pertaining to DPI's business as GTC or the Subsidiary may reasonably request;

          iv. copies of the general ledgers and books of account of DPI, and all federal, state and local income, franchise, property and other tax returns filed by DPI since inception of DPI;

          v. certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of DPI in Florida; and (ii) the Secretary of State of the State of Delaware as to the legal existence and good standing, as applicable, (including tax) of UTEK in Delaware;

          vi. certificates of the Secretary of DPI and UTEK, respectively, attesting to the incumbency of respectively, DPI's and UTEK's officers, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of their charter documents and accompanied by certified copies of such charter documents;

          vii. the original minute books of DPI, including the articles or certificate of incorporation and bylaws of DPI, and all other documents filed therein;

          viii. a certificate executed by DPI and UTEK to the effect that all representations and warranties made by DPI and UTEK under this Agreement are true and correct as of the Closing, as though originally given to GTC and Subsidiary on said date;

          ix. all consents, assignments or related documents of conveyance to give Subsidiary the benefit of the transactions contemplated hereunder;

          x. an opinion of Linsky & Reiber, counsel to DPI and UTEK, dated as of the Closing in form customary for a transaction of this nature and reasonably satisfactory to GTC and Subsidiary and their counsel, as to the consummation of the transactions contemplated by this Agreement;

          xi. such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of Subsidiary and DPI, and

          xii. such other documents, instruments or certificates as GTC, Subsidiary or their counsel may reasonably request.


     (i) GTC and Subsidiary shall have completed due diligence investigation to GTC and Subsidiary satisfaction in their sole discretion.

     (j) GTS or Subsidiary shall receive the resignation effective the date of Closing of each Director and officer of DPI.

                                   ARTICLE IV
                                   LIMITATIONS

                  (A) Survival of Representations and Warranties.

                  (1) The representations and warranties made by UTEK and DPI shall survive for a period of 3 years after Closing, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3 year period. UTEK shall have liability and responsibility for the surviving representations and warranties made by it herein, notwithstanding any due diligence investigation or examination by GTC or Subsidiary.

                   (2) The representations and warranties made by GTC and Subsidiary shall survive for a period of 3 years after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3 year period. GTC and Subsidiary shall have liability and responsibility for the surviving representations and warranties made to GTC or Subsidiary, notwithstanding any due diligence investigation or examination by UTEK.

                  (B) Limitations on Liability. Notwithstanding any other provision hereto the contrary, neither party hereto shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $500, and then such liability shall apply only to matters in excess of $500.

                  (C) Indemnification. Indemnification by UTEK. UTEK agrees to defend, indemnify and hold GTC and the Subsidiary harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs, and expenses (including attorneys' fees and expenses) (collectively, "Losses") arising out of or resulting from a misrepresentation, breach or warranty, or breach or non-fulfillment of any covenant of DPI or UTEK contained herein or in the Schedules or Exhibits annexed hereto or in any other documents or instruments furnished or to be furnished by DPI or UTEK pursuant hereto or in connection with the transaction contemplated hereby or thereby, whether asserted by GTC or Subsidiary in its own right or asserted against by any third-party, or any allegation which, if true, would constitute a misrepresentation or breach or non-fulfillment of any such covenant of DPI or UTEK.

                  Indemnification by GTC and Subsidiary. GTC and Subsidiary shall indemnify, defend and hold harmless UTEK from and against any and all Losses incurred by UTEK which arise out of or result from misrepresentation, breach of warranty or breach or non-fulfillment of any covenant of GTC or Subsidiary contained herein or in the Exhibits or Schedules annexed hereto or in any other documents or instruments furnished by GTC or Subsidiary pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                                    ARTICLE V
                                    REMEDIES

              6.01 Specific Performance. Each party's obligations under this agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

             6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                   ARTICLE VI
                                   ARBITRATION

     In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties hereto, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution thereof, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that all arbitration shall be conducted in Philadelphia, Pennsylvania, unless the parties mutually agree to the contrary. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by GTC , one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

                                   ARTICLE VII
                                  MISCELLANEOUS

     No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construct in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. This document constitutes a complete and entire agreement among the parties with



                        [space intentionally left blank]
     reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement. Any facsimile signature of any part hereto or to any other agreement or document executed in connection hereof should constitute a legal, valid and binding execution by such parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this ____day of March 2000.

     DIGITAL PERSONNEL, INC.


     By:___________________________
        Clifford M. Gross, Ph.D.  President


     UTEK Corporation


     By:________________________
        Clifford M. Gross, Ph.D.
        Chief Executive Officer

     Graphco-DPI Holding Company, Inc.


     By:___________________________
        Name:
        Title:

     Graphco Technologies, Inc.


     By:___________________________
        Cristan Ivanescu
        Chief Executive Officer

                                    EXHIBIT A

                                     Assets

See attached.

                                    Exhibit B

                              Intellectual Property


(1)  License Agreement Between DPI and Caltech - see attached.
(2)  Outline of Sponsored Research Plan Between DPI and Caltech - see attached.

                                    EXHIBIT C

                          Financial Statements of UTEK

See attached.

                                    EXHIBIT D

                                      Taxes


None.

                                    EXHIBIT E

                               Material Contracts

                                 See Exhibit C.

                                    EXHIBIT F

                           Financial Statement of GTC

See attached.

                                    EXHIBIT G

                                 Brokerage Fees

GTC has entered into an agreement with the investment banking firm of May Davis in connection with this Agreement and the transactions contemplated hereby ("Investment Agreement"), a copy of which is attached hereto. Pursuant to the Investment Agreement, GTC agreed to pay as consideration for the services rendered by May Davis 16,001 shares of GTC Stock, which GTC will issue directly to May Davis on or after the Effective Time of the Merger.

                                    Exhibit H

             Consent from Caltech to the transfer of the License to
                       Graphco-DPI Holding Company, Inc.

See attached.